EXHIBIT 99(e)(3)


                             DISTRIBUTION AGREEMENT

      THIS AGREEMENT is made as of the 23rd day of November, 2002 by and between The Saratoga Advantage Trust (the "Trust"), a Delaware business trust, on behalf of its series listed on Schedule A, attached hereto, and on behalf of certain mutual funds which may be merged into the Trust as identified in Schedule B hereto, if and when such mergers occur, together with all other series subsequently established and made subject to this Agreement in accordance with
Section 4.3 below (each a "Portfolio," collectively the "Portfolios") and Orbitex Funds Distributor, Inc., a Nebraska corporation having a place of business at One Station Place, Suite 632, Stamford, CT 06902 ("OFDI").

      WHEREAS, the beneficial shares of the Trust are currently divided into a number of separate series of shares, or funds, each corresponding to a Portfolio, and many of which are also divided into multiple classes of shares. For purposes of this Agreement the term "Shares" shall mean the authorized shares of the relevant Portfolio, if any, and otherwise shall mean the Trust's authorized shares;

      WHEREAS, OFDI is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. (the "NASD");

      WHEREAS, Saratoga Capital Management ("Manager") is the registered investment adviser to the Portfolios pursuant to a Management Agreement between the Manager and the Trust;

      WHEREAS, the Board of Trustees of the Trust wish to engage OFDI to act as the distributor for the Portfolios and OFDI is willing to render such service on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

      1. Services as Distributor

      1.1 OFDI will act as agent for the distribution of Shares covered by, and in accordance with, the registration statement and prospectus then in effect under the Securities Act of 1933, as amended (the "1933 Act"), and will transmit promptly any orders received by OFDI for purchase or redemption of Shares to the Transfer and Dividend Disbursing Agent for the Portfolio of which the Portfolio has notified OFDI in writing.

      1.2 OFDI agrees to use its best efforts to perform its duties hereunder in the solicitation of orders for the sale of Shares. It is contemplated that OFDI may enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms, at the direction of the Trust or its representatives and in so doing OFDI will act only on its own behalf as principal.

      1.3 OFDI shall act as distributor of Shares in compliance with all applicable laws, rules and regulations, including, without limitations, the Investment Company Act of 1940, as amended (the "1940 Act"), the 1933 Act, 1934 Act, the Rules of the NASD, the Trust's Agreement and Declaration of Trust and By-Laws. OFDI represents and warrants that it is a


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broker-dealer registered with the SEC and that it is registered with the relevant securities regulatory agencies in all fifty states, the District of Columbia and Puerto Rico. OFDI also represents and warrants that it is a member of the NASD.

      1.4 OFDI shall file Trust advertisements, sales literature and other marketing and sales related materials with the appropriate regulatory agencies and shall obtain such approvals for their use as may be required by the SEC, the NASD and/or state securities administrators.

      1.5 Whenever in the judgment of the Trust or Manager such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind deemed to render sales of the Trust's Shares not in the best interest of the Trust, the Manager may instruct OFDI to decline to accept any orders for, or make any sales of, any Shares until such time as the Manager deems it advisable to accept such orders and to make such sales, provided that such instruction is consistent with and does not violate any applicable law or regulation. Notwithstanding the foregoing, however, OFDI, after notification to the Trust, shall have the right to reject orders for the purchase of the Trust's Shares that, in its discretion, would be detrimental to the Trust or would violate any applicable law or regulation. OFDI agrees to notify the Trust in advance and seek the Trust's approval to reject such order which OFDI deems to be detrimental to the Trust, such approval not to be unreasonably withheld or delayed, provided that such notice, approval process, activity or timing is consistent with and does not violate any applicable law or regulation.

      1.6 The Trust agrees to pay all costs and expenses in connection with the registration of Shares under the 1933 Act and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Trust hereunder, and all expenses in connection with the preparation and printing of the Trust's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided however, that the Trust shall not pay any of the costs of advertising or promotion for the sale of Shares, except as authorized by a plan adopted pursuant to Rule 12b-1 under the 1940 Act. OFDI shall also be entitled to compensation for OFDI's services as provided in any Distribution Plan adopted as to any Portfolio and class of the Portfolio's Shares pursuant to Rule 12b-1.

      1.7 The Trust agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of Shares for sale in such states as OFDI may designate to the Trust and the Trust may approve, and the Trust agrees to pay all expenses which may be incurred in connection with such qualification. OFDI shall pay all expenses connected with its own qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by OFDI in connection with the sale of Shares as contemplated in this Agreement.

      1.8 The Trust shall furnish OFDI from time to time, for use in connection with the sale of Shares, such information with respect to the Trust or any relevant Portfolio and the Shares as OFDI may reasonably request, all of which shall be signed by one or more of the Trust's duly authorized officers; and the Trust warrants that the material statements contained in any such information, when so signed by the Trust's officers, shall be true and correct to the best of their knowledge. The Trust also shall furnish OFDI upon request with: (a) semi-annual reports and


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annual audited reports of the Trust's books and accounts made by independent public accountants regularly retained by the Trust, (b) a monthly itemized list of the securities in the Trust's or, if applicable, each Portfolio's investment portfolio, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the Trust's financial condition as OFDI may reasonably request.

      1.9 The Trust represents to OFDI that all registration statements and prospectuses filed by the Trust with the SEC under the 1933 Act and under the 1940 Act with respect to the Shares have been carefully prepared in conformity with the requirements of said Acts and rules and regulations of the SEC thereunder. As used in this Agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the SEC and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Trust represents and warrants to OFDI that any registration statement and prospectus, when such registration statement becomes effective, will contain all material statements required to be stated therein in conformity with said Acts and the rules and regulations of said Commission; that to the best of the Trust's knowledge all material statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a reasonable written request from OFDI to do so, OFDI may, at its option, terminate this Agreement or decline to make offers of the Trust's securities until such amendments are made. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving OFDI reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

      1.10 The Trust authorizes OFDI and any dealers with whom OFDI has entered into dealer agreements to use any prospectus in the form furnished by the Trust in connection with the sale of Shares. The Trust agrees to indemnify, defend and hold OFDI, its several officers and directors, and any person who controls OFDI within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which OFDI, its officers and directors, or any such controlling persons, may incur under the 1933 Act, the 1940 Act, or common law or otherwise, arising out of or on the basis of any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any registration statement or any prospectus or any statement of additional information, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information or necessary to make the


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statements in any of them not misleading, except that the Trust's agreement to indemnify OFDI, its officers or directors, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon any such untrue statement, alleged untrue statement, omission or alleged omission made in any registration statement, any prospectus or any statement of additional information in reliance upon information furnished by OFDI, its officers, directors or any such controlling person to the Trust or its representatives for use in the preparation thereof, and except that the Trust's agreement to indemnify OFDI and the Trust's representations and warranties set out in paragraph 1.9 of this Agreement will not be deemed to cover any liability to the Trust or its shareholders to which OFDI would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement ("Disqualifying Conduct"). The Trust's agreement to indemnify OFDI, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against OFDI, its officers or directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to the Trust at its address set forth on Schedule A, attached hereto, within a reasonable period of time after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.10. The Trust shall have the right to control the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by OFDI which approval shall not be unreasonably withheld or delayed. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by OFDI, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, the Trust will reimburse OFDI, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel approved by the Trust, such approval not to be unreasonably withheld or delayed, and retained by OFDI or them. The Trust's indemnification agreement contained in this paragraph 1.10 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of OFDI, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to OFDI's benefit, to the benefit of OFDI's several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify OFDI of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of Shares.

      1.11 OFDI agrees to indemnify, defend and hold the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust, its officers or Trustees, or any such controlling person, may incur under the 1933 Act, the 1940 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees, or such controlling person resulting from such claims or demands,


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(a) shall arise out of or be based upon any unauthorized sales literature, advertisements, information, statements or representations or any Disqualifying Conduct in connection with the offering and sale of any Shares, or (b) shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by OFDI to the Trust specifically for use in the Trust's registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by OFDI to the Trust and required to be stated in such answers or necessary to make such information not misleading. OFDI's agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon OFDI being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to OFDI at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served. OFDI shall have the right to control the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on OFDI's part, and in any other event the Trust, its officers or Trustees, or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify OFDI of any such action shall not relieve OFDI from any liability which OFDI may have to the Trust, its officers or Trustees, or to such controlling person or to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of OFDI's indemnity agreement contained in this paragraph 1.11. OFDI's indemnification agreement contained in this paragraph 1.11 and OFDI's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust, its officers and Trustees, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Trust's benefit, to the benefit of the Trust's officers and Trustees, and their respective estates, and to the benefit of any controlling persons and their successors. OFDI agrees promptly to notify the Trust of the commencement of any litigation or proceedings against OFDI or any of its officers or directors in connection with the issue and sale of Shares.

      1.12 No Shares shall be offered by either OFDI or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 10 of said Act, as amended, is not on file with the SEC; provided, however, that nothing contained in this paragraph 1.12 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Trust's prospectus or charter documents.

      1.13 OFDI agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that OFDI may:


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            (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

            (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

            (c) release such other information as approved in writing by the Trust, which approval shall not be reasonably withheld;

provided, however, that OFDI may release any information regarding the Trust without the consent of the Trust if OFDI reasonably believes that it may be exposed to civil or criminal legal proceedings for failure to comply, when requested to release any information by duly constituted authorities or when so requested by the Trust.

      1.14 OFDI agrees to make all reasonable efforts to adhere to the Trust's policy regarding the use of Portfolio shareholder and potential shareholder information as required by Regulation S-P. OFDI shall be free to share information regarding Portfolio shareholders and potential Portfolio shareholders, on an as needed basis in order to fulfill its role as administrator, with other authorized agents of the Portfolios including service providers and brokers. OFDI shall also be free to provide such information as required by regulatory agencies, law enforcement or in accordance with a court order.

      1.15 The Trust agrees to advise OFDI immediately in writing:

            (a) of any request by the SEC for amendments to the registration statement or prospectus then in effect or for additional information;

            (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

            (c) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

            (d) of all actions of the SEC with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the SEC.

      2. Offering Price

      Shares of any class of a Portfolio offered for sale by OFDI shall be offered at a price per share (the "Offering Price") as set forth in the then-current prospectus. The Offering Price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. In addition, Shares of any class of a Portfolio offered for sale by OFDI may be subject to a contingent deferred sales charge


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as set forth in the Trust's then-current prospectus. OFDI shall be entitled to receive any sales charge or contingent deferred sales charge in respect of the Shares. Any payments to dealers shall be governed by a separate agreement between OFDI and such dealer, subject to the approval of the Manager, and the Trust's then-current prospectus.

      3. Term

      This Agreement shall become effective with respect to the Trust as of the date hereof and will continue for an initial three-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Trust's Board of Trustees or (ii) by a vote of a majority of the Shares of the Trust or the relevant Portfolio, as the case may be, provided that in either event its continuance also is approved by a majority of the Trustees who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to the Trust, without penalty, on not less than sixty days' written notice by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust. This Agreement may be terminated at any time without penalty upon 120 days' written notice by OFDI. This Agreement will automatically and immediately terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act). In the event that the succession of Saratoga Capital Management to a successor entity is deemed to be an assignment under the 1940 Act, the parties will enter into a separate distribution agreement on identical terms, subject to the approval of the Trust's Board of Trustees and by a majority of the Trustees who are not interested persons of any party to the Agreement. OFDI agrees to notify the Trust immediately upon the event of its expulsion or suspension by the NASD. This Agreement will automatically and immediately terminate in the event of OFDI's expulsion or suspension by the NASD.

      4. Miscellaneous

      4.1 The Trust recognizes that, except to the extent otherwise agreed to by the parties hereto, OFDI's directors, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that OFDI or OFDI's affiliates may enter into distribution or other agreements with other corporations and trusts.

      4.2 No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

      4.3 This Agreement and the Schedules forming a part hereof may be amended at any time by a writing signed by each of the parties hereto. In the event that the Board members of any additional funds indicate by vote that such funds are to be made parties to this Agreement, whether such funds were in existence at the time of the effective date of this Agreement or subsequently formed, Schedule A hereto shall be amended to reflect the addition of such new funds and such new funds shall thereafter become parties hereto. In the event that any of the Portfolios listed on Schedule A terminates its registration as a management investment company,


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or otherwise ceases operations, Schedule A shall be amended to reflect the deletion of such Portfolio and its various classes.

      4.4 This Agreement is executed by the Trustees of the Trust, not individually, but in their capacity as Trustees under the Declaration of Trust made April 4, 1994. None of the Shareholders, Trustees, officers, employees, or agents of the Trust shall be personally bound or liable under this Agreement, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder but only to the property of the Trust and, if the obligation or claim relates to the property held by the Trust for the benefit of one or more but fewer than all Portfolios, then only to the property held for the benefit of the affected Portfolio.

      4.5 This Agreement shall be governed by the internal laws of The State of New York without giving effect to principles of conflicts of laws.

      4.6 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.


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      IN WITNESS WHEREOF, the parties have executed this Agreement by a duly authorized representative of the parties hereto.

                                         THE SARATOGA ADVANTAGE TRUST

                                         By: ___________________________________

                                         Name: _________________________________

                                         Title: ________________________________


                                         ORBITEX FUNDS DISTRIBUTOR, INC.

                                         By: ___________________________________

                                         Name: _________________________________

                                         Title: ________________________________


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                                   SCHEDULE A

                                   PORTFOLIOS

                          THE SARATOGA ADVANTAGE TRUST
                         1101 Stewart Avenue, Suite 207
                        Garden City, New York 11530-4808

                     U.S. Government Money Market Portfolio
                        Investment Quality Bond Portfolio
                            Municipal Bond Portfolio
                      Large Capitalization Value Portfolio
                      Large Capitalization Growth Portfolio
                         Small Capitalization Portfolio
                         International Equity Portfolio


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                                   SCHEDULE B

                                   PORTFOLIOS

                          THE SARATOGA ADVANTAGE TRUST
                         1101 Stewart Avenue, Suite 207
                        Garden City, New York 11530-4808

                          Mid Capitalization Portfolio
                        Health & Biotechnology Portfolio
                      Technology & Communications Portfolio
                          Financial Services Portfolio
                       Energy & Basic Materials Portfolio


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